January 5, 2009

KIEWIT INVESTMENT FUND LLLP

Instructions for Tender Intention Form

To Indicate Intent to Tender Limited Partnership Units
of Kiewit Investment Fund LLLP

for

the Net Asset Value per Unit, in Cash

Pursuant to the Tender Offer Described Below

_______________

Kiewit Investment Fund LLLP (the “Fund”) has provided you with an offer to purchase, dated January 5, 2009, that describes the Fund’s offer to purchase up to 585 limited partnership units (“Units”) of the Fund (approximately 5% of the outstanding Units), for cash, at a price equal to the net asset value (“NAV”) per Unit determined as of March 31, 2009, on the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal. The Fund reserves the right to increase the number of Units it is offering to purchase in the tender offer, up to an aggregate of 819 Units (approximately 7% of the outstanding Units).  If the Fund determines to increase the number of Units it is offering to purchase, the Fund will mail a letter to all Limited Partners to inform them of the change and will file an amendment to the Schedule TO.  The tender offer is more fully described in the offer to purchase, and you should carefully review the offer to purchase prior to making a decision.

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:00 P.M. (CENTRAL TIME) ON MARCH 31, 2009, UNLESS THE TENDER OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE.

Tendering Units is voluntary. IF YOU DO NOT WISH TO TENDER ANY UNITS, DO NOT FILL OUT THE ATTACHED TENDER INTENTION FORM.  If you wish to participate in the tender offer, you must tender at least one whole Unit (unless you own less than one whole Unit, in which case you must tender the entire fraction of a Unit that you own).

If you intend to tender Units in the tender offer, the Tender Intention Form or a photocopy of it should be properly filled in, dated and signed, and should be delivered to the address set forth below so that it is received by the Fund on or before January 30, 2009:

Kiewit Investment Fund LLLP

P.O. Box 5354

Cincinnati, OH 45201-5354

Completing and returning the Tender Intention Form does not constitute a valid tender of the Units you intend to tender.  You must also complete and sign the letter of transmittal designating the number of Units you wish to tender and send the completed letter of transmittal to the Fund at P.O. Box 5354, Cincinnati, OH 45201-5354, together with any other documents required by the letter of transmittal so that it is received by the Fund before the expiration of the tender offer.  The Fund reserves the absolute right to reject tenders it determines not to be in proper form.

FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE OFFER OR THIS TENDER INTENTION FORM, CONTACT THE FUND AT 1-800-443-4306, FROM 7:00 A.M. TO 5:00 P.M. (CENTRAL TIME), MONDAY THROUGH FRIDAY, OR BY E-MAIL AT KIF_info@jpmorgan.com.

TENDER INTENTION FORM

BOX A: NAME AND ADDRESS OF LIMITED PARTNER

Please type or print the name of the Limited Partner(s) who is the holder of the Units listed in Box B, exactly as such name(s) appears on the subscription agreement that was executed in connection with the purchase of the Units being tendered, along with the address of the holder(s).

Name of Limited Partner(s) (print or type):   ___________________________________________________________________________

Address (include Zip Code):

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Telephone Number (include Area Code):  ________________________________________

BOX B: INTENT TO TENDER UNITS

Please list in Box B the number of Units you intend to tender in the tender offer.  You must tender at least one whole Unit (unless you own less than one whole Unit, in which case you must tender the entire fraction of a Unit that you own).  If you do not fill in a number, you will be deemed to have indicated an intent to tender all of your Units.

Number of Units the Undersigned Intends to Tender: ___________________

Signed by:

_______________________________ Print name of Investor	____________________________________ Signature of Investor
_______________________________	___________________________________
Print name of Joint Tenant, if applicable*	Signature of Joint Tenant

Date: __________________________	Date: ____________________________

* Joint accounts require both signatures.